                                                                   Exhibit 10.12


                                                        [OFFICE FORM CALIFORNIA]








                                 LEASE AGREEMENT
                                     BETWEEN
                     W9/PHC REAL ESTATE LIMITED PARTNERSHIP,
                         A DELAWARE LIMITED PARTNERSHIP


                                   AS LANDLORD

                                       AND


                              SYNCHRONICITY, INC.,
                           A MASSACHUSETTS CORPORATION


                                    AS TENANT


                             DATED NOVEMBER 18, 1998






                                    PROPERTY:

                           160 WEST SANTA CLARA STREET
                           SAN JOSE, CALIFORNIA 95113



                                                               DECEMBER 14, 1998

                             BASIC LEASE INFORMATION



LEASE DATE:                             November 18, 1998

TENANT:                                 SYNCHRONICITY, INC., a Massachusetts
                                        corporation

LANDLORD:                               W9/PHC REAL ESTATE LIMITED PARTNERSHIP,
                                        a Delaware limited partnership

PREMISES:                               Suite No. 1300 in the office building
                                        commonly known as 160 West Santa Clara
                                        Street (the "BUILDING"), and whose
                                        street address is 160 West Santa Clara
                                        Street, San Jose, California, 95113. The
                                        Premises are outlined on the plan
                                        attached to the Lease as Exhibit A. The
                                        land on which the Building is located
                                        (the "LAND") is described on Exhibit B.
                                        The term "Building" includes the related land, driveways, parking - facilities, and similar improvements.

TERM: Approximately sixty (60) months, commencing on January 1, 1999 (the "COMMENCEMENT DATE") and ending at 5:00 p.m. on the last day of the sixtieth full calendar month following the Commencement Date (the "TERM" which definition shall include all renewals of the initial term), subject to adjustment and earlier termination as provided in the Lease.

OPTION:                                 One (1) option for forty-eight (48)
                                        months

BASIC RENT:                             Basic Rent shall be the following
                                        amounts for the following periods of
                                        time:

                                        LEASE MONTH           MONTHLY BASIC RENT

                                        Months 1-12           $20,138.10
                                        Months 13-24          $20,915.36
                                        Months 25-36          $21,763.28
                                        Months 37-48          $22,681.86
                                        Months 49-60          $23,529.78


                                        As used herein, the term "LEASE MONTH"
                                        shall mean each calendar month during
                                        the Term (and if the Commencement Date
                                        does not occur on the first day of a
                                        calendar month, the period from the
                                        Commencement Date to the first day of
                                        the next calendar month shall be
                                        included in the first Lease Month for
                                        purposes of determining the
                                        duration of the Term and the monthly
                                        Basic Rent rate applicable for such
                                        partial month).




SECURITY DEPOSIT:                       $23,529.78, plus a letter of credit in
                                        the amount of $70,590.00.

RENT: Basic Rent, Tenant's Proportionate Share of Taxes, Tenant's share of Additional Rent, and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease.

PERMITTED USE:                          Sales, marketing, and general office
                                        use.

TENANT'S PROPORTIONATE SHARE:           3.34%, which is the percentage obtained
                                        by dividing the 7,066 rentable square
                                        feet in the Premises by the 211,757
                                        rentable square feet in the Building.
                                        Landlord and Tenant stipulate that the
                                        number of rentable square feet in the
                                        Premises and in the Building set forth
                                        above shall be binding upon them.

EXPENSE STOP:                           Actual Operating Costs for calendar year
                                        1999

BASE YEAR:                              1999

INITIAL LIABILITY INSURANCE AMOUNT:     $3,000,000.00

MAXIMUM CONSTRUCTION ALLOWANCE:         $5.00 per rentable square foot.

GUARANTOR:                              None

TENANT'S ADDRESS:

         Following Commencement Date:

         Synchronicity, Inc.
         160 West Santa Clara Street, Suite 1300
         San Jose, California 95113
         Attn: ________________________
         Facsimile: ____________________

Landlord's Address:

  For All Notices:

  W9/PHC Real Estate Limited Partnership
  c/o Archon Group
  Two California Plaza
  350 South Grand Avenue, 46th Floor
  Los Angeles, California 90071
  Attn:  Nancy M. Haag
  Facsimile: (213) 633-5870

  For Rent Payments:

  Insignia/ESG
  160 West Santa Clara Street, Suite 550
  San Jose, California 95113
  Attn:  Vicki Herl


With A Copy To:

Insignia/ESG
160 West Santa Clara Street, Suite 550
San Jose, California 95113
Attn: Vicki Herl
Facsimile: (408) 971-9880

THE FOREGOING BASIC LEASE INFORMATION IS INCORPORATED INTO AND MADE A PART OF THE LEASE IDENTIFIED ABOVE. IF ANY CONFLICT EXISTS BETWEEN ANY BASIC LEASE INFORMATION AND THE LEASE, THEN THE LEASE SHALL CONTROL.

LANDLORD:                               W9/PHC REAL ESTATE LIMITED PARTNERSHIP,
                                        a Delaware limited partnership

                                        By:  W9/PHC GENPAR, INC., a Delaware
                                             corporation, its general partner


                                        By: _______________________________
                                        Name:  Howard Stern
                                        Title:  Assistant Vice President


TENANT:                                 SYNCHRONICITY, INC., a
                                        Massachusetts corporation


                                        By: _______________________________
                                        Name: ____________________________
                                        Title: _____________________________


                                        By: _______________________________
                                        Name: ____________________________
                                        Title: _____________________________

                                TABLE OF CONTENTS


                                                                           PAGE
BASIC LEASE INFORMATION ...............................................      i
1.   Definitions And Basic Provisions .................................      1
2.   Lease Grant ......................................................      1
3.   Term .............................................................      1
4.   Rent .............................................................      1
   4.1        Payment .................................................      1
   4.2        Operating Costs; Taxes ..................................      2

5.   Delinquent Payment,Handling Charges ..............................      3
6.   Security Deposit .................................................      4
   6.1        Security Deposit ........................................      4
   6.2        Letter Of Credit ........................................      4

7.   Landlord's Obligations ...........................................      5
   7.1        Services ................................................      5
   7.2        Excess Utilities ........................................      5
   7.3        Restoration of Services; Abatement ......................      6
8.   Improvements; Alterations; Repairs; Maintenance ..................      6
   8.1        Improvements,Alterations ................................      6
   8.2        Repairs; Maintenance ....................................      6
   8.3        Performance of Work .....................................      7
   8.4        Mechanic's Liens ........................................      7
9.       Use ..........................................................      7
10.      Assignment and Subletting ....................................      7
  10.1        Transfers ...............................................      7
  10.2        Consent Standards .......................................      8
  10.3        Request For Consent .....................................      8
  10.4        Conditions To Consent ...................................      8
  10.5        Cancellation ............................................      8
  10.6        Additional Compensation .................................      9
  10.7        Permitted Transfers .....................................      9

11.  Insurance, Waivers; Subrogation; Indemnity .......................     10
  11.1        Insurance ...............................................     10
  11.2        Waiver of Negligence; No Subrogation ....................     10
  11.3        Indemnity ...............................................     10
12.  Subordination; Attornment; Notice to Landlord's Mortgagee.........     11
  12.1        Subordination ...........................................     11
  12.2        Attornment ..............................................     11
  12.3        Notice to Landlord's Mortgagee ..........................     11
  12.4        Landlord's Mortgagee's Protection Provisions ............     11
13.  Rules and Regulations ............................................     12
14.           Condemnation ............................................     12
  14.1        Total Taking ............................................     12

  14.2        Partial Taking-Tenant's Rights ..........................     12
   14.3            Partial Taking-Landlord's Rights ...................     12
   14.4            Award ..............................................     12
15.                Fire or Other Casualty .............................     12
   15.1            Repair Estimate ....................................     13
   15.2            Landlord's and Tenant's Rights .....................     13
   15.3            Landlord's Rights ..................................     13
   15.4            Repair Obligation ..................................     13
   15.5            Waiver of Statutory Provisions .....................     13
16.                Personal Property Taxes ............................     14
17.                Events of Default ..................................     14
18.                Remedies ...........................................     15
   18.1            Termination ........................................     15
   18.2            Enforcement of Lease ...............................     15
   18.3            Sublessees of Tenant ...............................     16
   18.4            Efforts to Relet ...................................     16
19.                Payment by Tenant; Non-Waiver ......................     16
   19.1            Payment by Tenant ..................................     16
   19.2            No Waiver ..........................................     16
20.                Landlord's Lien ....................................     16
21.                Surrender of Premises ..............................     17
22.                Holding Over .......................................     17
23.                Certain Rights Reserved by Landlord ................     18
24.                Substitution Space .................................     18
25.                Miscellaneous ......................................     18
   25.1            Landlord Transfer ..................................     18
   25.2            Landlord's Liability ...............................     19
   25.3            Force Majeure ......................................     19
   25.4            Brokerage ..........................................     19
   25.5            Estoppel Certificates ..............................     19
   25.6            Notices ............................................     19
   25.7            Separability .......................................     19
   25.8            Amendments, and Binding Effect .....................     20
   25.9            Quiet Enjoyment ....................................     20
   25.10           No Merger ..........................................     20
   25.11           No Offer ...........................................     20
   25.12           Entire Agreement ...................................     20
   25.13           Waiver of Jury Trial ...............................     20
   25.14           Governing Law ......................................     20
   25.15           Joint and Several Liability ........................     20
   25.16           Financial Reports ..................................     20
   25.17           Landlord's Fees ....................................     21
   25.18           Attorney Fees ......................................     21
   25.19           Telecommunications .................................     21
   25.20           Confidentiality ....................................     21

   25.21           Hazardous Materials ................................     22
   25.22           Signage ............................................     22
   25.23           Parking ............................................     22
   25.24           List Of Exhibits ...................................     22
26.                Renewal Option .....................................     23
   26.1            Grant of Options ...................................     23
   26.2            Basic Rent .........................................     23
   26.3            Termination of Option ..............................     23
27.                Right of First Offer ...............................     24
   27.1            Definitions ........................................     24
   27.2            First Right Space ..................................     24
   27.3            Miscellaneous ......................................     24
   27.4            No Extension .......................................     24
   27.5            Termination ........................................     25

TABLE OF EXHIBITS:

Exhibit A         Outline of Premises
Exhibit B         Description of Building
Exhibit C         Building Rules and Regulations
Exhibit D         Tenant Finish-Work
Exhibit E         Amendment No. I
Exhibit F         Form of Tenant Estoppel Certificate
Exhibit G         Depiction of Offer Space

                              LIST OF DEFINED TERMS


Additional Rent.................................................................
Affiliate.......................................................................
Basic Lease Information.........................................................
Building........................................................................
Casualty........................................................................
Collateral......................................................................
Commencement Date...............................................................
Damage Notice...................................................................
Event of Default................................................................
GAAP............................................................................
Hazardous Materials.............................................................
HVAC............................................................................
Including.......................................................................
Interest Rate...................................................................
Land............................................................................
Landlord........................................................................
Landlord's Mortgagee............................................................
Law.............................................................................
Laws............................................................................
Lease...........................................................................
Lease Month.....................................................................
Loss............................................................................
Maximum Letter of Credit Amount.................................................
Operating Costs.................................................................
Operating Costs and Tax Statement...............................................
Parking Area....................................................................
Rent............................................................................
Taking..........................................................................
Tangible Net Worth..............................................................
Taxes...........................................................................
Tenant..........................................................................
Tenant Party....................................................................
Term............................................................................
Transfer........................................................................
UCC.............................................................................

                                      LEASE



         THIS LEASE AGREEMENT (this "LEASE") is entered into as of November 18, 1998, between W9/PHC REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership ("LANDLORD"), and SYNCHRONICITY, INC., a Massachusetts corporation ("TENANT").

         1. DEFINITIONS AND BASIC PROVISIONS. The definitions and basic provisions set forth in the Basic Lease Information (the "BASIC LEASE INFORMATION") executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes. Additionally, the following terms shall have the following meanings when used in this Lease: "LAWS" means all federal, state, and local laws, rules and regulations, all court orders, governmental directives, and governmental orders, and all restrictive covenants affecting the Property, and "LAW" shall mean any of the foregoing; "AFFILIATE" means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question; "TENANT PARTY" means any of the following persons: Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, employees, and invitees; and "INCLUDING" means including, without limitation.

         2. LEASE GRANT. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises.

         3. TERM. If the Premises are not ready for occupancy by Tenant on the Commencement Date, then (a) Tenant's obligation to pay Basic Rent and Additional Rent (as defined in Section 4) shall be waived until Landlord tenders possession of the Premises to Tenant, (b) Landlord shall not be in default hereunder or be liable for damages therefor, and (c) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant. By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy, subject to the performance of punch-list items that remain to be performed by Landlord, if any. Tenant shall execute and deliver to Landlord, within ten days after Landlord has requested the same, an amendment substantially in the form of Exhibit E hereto confirming the Commencement Date and the expiration date of the initial Term, that Tenant has accepted the Premises, and that Landlord has performed all of its obligations with respect to the Premises (except for punch-list items specified in such letter).

         4. RENT.

               4.1 PAYMENT. Tenant shall timely pay to Landlord Basic Rent and all additional sums to be paid by Tenant to Landlord under this Lease (collectively, the "RENT"), without deduction or set off, at Landlord's address provided for in this Lease or as otherwise specified by Landlord, and shall be accompanied by all applicable state and local sales or use taxes. Basic Rent, adjusted as herein provided, shall be payable monthly in advance. The first monthly installment of Basic Rent shall be payable contemporaneously with the execution of this Lease; thereafter, Basic Rent shall be payable on the first day of each month beginning on the first day of the second full calendar month of the Term. The monthly Basic Rent for any partial month at the beginning of the Term shall equal the product of 1/365 of the annual Basic Rent in effect during the partial month and the number of days in the partial month from and after the Commencement Date, and shall be due on the Commencement Date.

         4.2 OPERATING COSTS; TAXES.

               4.2.1 Tenant shall pay an amount (per each rentable square foot in the Premises) ("ADDITIONAL RENT") equal to the difference between the Operating Costs (defined below) per rentable square foot in the Building, and the Expense Stop (calculated on a per rentable square foot basis). Landlord may make a good faith estimate of the Additional Rent to be due by Tenant for any calendar year or part thereof during the Term, and Tenant shall pay to Landlord, on the Commencement Date and on the first day of each calendar month thereafter, an amount equal to the estimated Additional Rent for such calendar year or part thereof divided by the number of months therein. From time to time, Landlord may estimate and re-estimate the Additional Rent to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Additional Rent payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Additional Rent as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year.

               4.2.2 The term "OPERATING COSTS" shall mean all expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, and maintenance of the Building, determined in accordance with sound accounting principles consistently applied, including, but not limited to, the following costs: (A) wages and salaries (including management fees) of all employees engaged in the operation, maintenance, and security of the Building, including taxes, insurance and benefits relating thereto; (B) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Building; (C) costs for improvements made to the Building which, although capital in nature, are expected to reduce the normal operating costs of the Building (including all utility costs), as well as capital improvements made in order to comply with any law hereafter promulgated by any governmental authority, as amortized over the useful economic life of such improvements as determinedly Landlord in its reasonable discretion; (D) cost of all utilities, except the cost of other utilities reimbursable to Landlord by the Building's tenants other than pursuant to a provision similar to this Section 4.2; (E) insurance expenses; (F) repairs, replacements, and general maintenance of the Building; and (G) service or maintenance contracts with independent contractors for the operation, maintenance, repair, replacement, or security of the Building (including, without limitation, alarm service, window cleaning, and elevator maintenance).

               Operating Costs shall not include costs for (i) capital improvements made to the Building, other than capital improvements described in
Section 4.2.2(C) and except for items which are generally considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies, and the like; (ii) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties;
(iii) interest, amortization or other payments on loans to Landlord; (iv) depreciation; (v) leasing commissions;

(vi) legal expenses for services, other than those that benefit the Building tenants generally (e.g., tax disputes); (vii) renovating or otherwise improving space for occupants of the Building or vacant space in the Building; (viii) Taxes (defined below); and (ix) federal income taxes imposed on or measured by the income of Landlord from the operation of the Building.

               4.2.3 Tenant shall also pay its Proportionate Share of any increase in Taxes for each year and partial year falling within the Term over the Taxes for the Base Year. Tenant shall pay its Proportionate Share of Taxes in the same manner as provided above for Additional Rent with regard to Operating Costs. "TAXES" shall mean taxes, assessments, and governmental charges whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Building (or its operation), excluding, however, penalties and interest thereon and federal and state taxes on income (if the present method of taxation changes so that in lieu of the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Building, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term "TAXES" for purposes hereof). Taxes shall include the costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Building. For property tax purposes, Tenant waives all rights to protest or appeal the appraised value of the Premises, as well as the Building, and all rights to receive notices of reappraisement.

               4.2.4 [INTENTIONALLY DELETED]

               4.2.5 By April 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Operating Costs for the previous year, in each case adjusted as provided in Section 4.2.6, and of the Taxes for the previous year (the "OPERATING COSTS AND TAX STATEMENT"). If the Operating Costs and Tax Statement reveals that Tenant paid more for Operating Costs than the actual amount for the year for which such statement was prepared, or more than its actual share of Taxes for such year, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant paid less than Tenant's actual Proportionate Share of Additional Rent or share of Taxes due, then Tenant shall promptly pay Landlord such deficiency.

               4.2.6 With respect to any calendar year or partial calendar year (including calendar year 1999) in which the Building is not occupied to the extent of ninety-five percent (95%) of the rentable area thereof, the Operating Costs for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of ninety-five percent (95%) of the rentable area thereof.

     5. DELINQUENT PAYMENT, HANDLING CHARGES. All past due payments required of Tenant hereunder shall bear interest from the date due until paid at the lesser of ten percent (10%) per annum (the "INTEREST RATE") or the maximum lawful rate of interest; additionally, Landlord may charge Tenant a fee equal to five percent (5%) of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest.

     6. SECURITY DEPOSIT.

          6.1 SECURITY DEPOSIT. Contemporaneously with the execution of this Lease, Tenant shall pay to Landlord the Security Deposit, which shall be held by Landlord to secure Tenant's performance of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord's damages upon an Event of Default (defined in Section 17). Landlord may, from time to time following an Event of Default and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation Tenant fails to perform hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Provided that Tenant has performed all of its obligations hereunder, Landlord shall, within thirty (30) days after the Term ends, return to Tenant the portion of the Security Deposit which was not applied to satisfy Tenant's obligations. The Security Deposit may be commingled with other funds, and no interest shall be paid thereon. If Landlord transfers its interest in the Premises and the transferee assumes Landlord's obligations under this Lease, then Landlord may assign the Security Deposit to the transferee and Landlord thereafter shall have no transfer liability for the return of the Security Deposit.

          6.2 LETTER OF CREDIT. As additional security for Tenant's obligations hereunder, concurrently with the execution of this Lease, Tenant shall deliver to Landlord an irrevocable letter of credit as hereinafter described (the "LETTER OF CREDIT"). The Letter of Credit shall (i) be an irrevocable standby letter of credit, (ii) be issued by a reputable bank reasonably approved by Landlord, (iii) name Landlord as beneficiary, (iv) be payable on sight draft accompanied only by Landlord's statement that it is entitled to payment thereon because an Event of Default under the Lease has occurred, (v) be for an initial term of at least twelve (12) months and, subject to the terms set forth below, shall be renewed each year thereafter to remain in effect during the entire initial term of this Lease, and (vi) assure payment in the total amount of $70,590.00. The following provisions shall govern the parties' rights and obligations with respect to the Letter of Credit:

               6.2.1 Landlord shall be entitled to recourse against the Letter of Credit to recover any loss or damage it may suffer as a result of any breach or default by Tenant under this Lease. Partial draws shall be permitted under the Letter of Credit.

               6.2.2 On each anniversary of the Commencement Date during the initial term, provided an Event of Default has not occurred during the preceding twelve (12) month period and Tenant's financial condition as of such anniversary date is a net worth of at least three million dollars ($3,000,000.00) (defined as Total Assets less Total Liabilities) and a current ratio of 2.0 (defined as Total Current Assets divided by Total Current Liabilities, Landlord shall reduce the required amount of the Letter of Credit by the sum of $23,530.00 each year until the required amount of the Letter of Credit is reduced to $0.00. Subject to the above, Tenant's failure to keep the Letter of Credit in effect during the entire initial term of the Lease, or Tenant's failure to furnish written evidence to Landlord of the yearly renewal of the Letter of Credit, shall be an Event of Default hereunder.

     7. LANDLORD'S OBLIGATIONS.

          7.1 SERVICES. Landlord shall use all reasonable efforts to furnish to Tenant (1) water at those points of supply provided for general use of tenants of the Building; (2) heated and refrigerated air conditioning ("HVAC") as appropriate, at such temperatures and in such amounts as are standard for comparable buildings in the vicinity of the Building; (3) janitorial service to the Premises on weekdays, other than holidays, for Building standard installations and such window washing as may from time to time be reasonably required; (4) elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may reasonably limit the number of operating elevators during non-business hours and holidays; and (5) electrical current during normal business hours for equipment that does not require more than 110 volts and whose electrical energy consumption does not exceed normal office usage. Landlord shall maintain the common areas of the Building in reasonably good order and condition, except for damage caused by a Tenant Party. If Tenant desires any of the services specified in Section 7.1(2): (A) at any time other than between 7:30 a.m. and 6:00 p.m. on weekdays, or (B) on Saturdays, Sundays or holidays observed by Landlord, then such services shall be supplied to Tenant upon the written request of Tenant delivered to Landlord before 3:00 p.m. on the business day preceding such extra usage, and Tenant shall pay to Landlord the cost of such services within ten
(10) days after Landlord has delivered to Tenant an invoice therefor. The costs incurred by Landlord in providing after-hour HVAC service to Tenant shall include costs for electricity, water, sewage, water treatment, labor, metering, filtering, and maintenance reasonably allocated by Landlord to providing such service.

          7.2 EXCESS UTILITIES. Landlord shall not be required to furnish electrical current for equipment that requires more than 110 volts or other equipment whose electrical energy consumption exceeds normal office usage. If Tenant's requirements for or consumption of electricity exceed the electricity to be provided by Landlord as described in Section 7.1, Landlord shall, at Tenant's expense, make reasonable efforts to supply such service through the then-existing feeders and risers serving the Building and the Premises, and Tenant shall pay to Landlord the cost of such service within ten (10) days after Landlord has delivered to Tenant an invoice therefor. Landlord may determine the amount of such additional consumption and potential consumption by any verifiable method, including installation of a separate meter in the Premises installed, maintained, and read by Landlord, at Tenant's expense. Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of 110 volts or otherwise exceeding Building capacity unless approved in advance by Landlord. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring required to meet Tenant's excess electrical requirements shall, upon Tenant's written request, be installed by Landlord, at Tenant's cost, if, in Landlord's judgment, the same are necessary and shall not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building. If Tenant uses machines or equipment in the Premises which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof, including the cost of installation, operation, use, and maintenance, shall be paid by Tenant to Landlord within ten
(10) days after Landlord has delivered to Tenant an invoice therefor.

          7.3 RESTORATION OF SERVICES; ABATEMENT. Landlord shall use reasonable efforts to restore any service required of it that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or, except as provided in the next sentence, entitle Tenant to my abatement of Tenant's obligations hereunder. If, however, Tenant is prevented from using the Premises for more than twenty-five (25) consecutive business days because of the unavailability of any such service and such unavailability was not caused by a Tenant Party, then Tenant shall, as its exclusive remedy be entitled to a reasonable abatement of Rent for each consecutive day (after such twenty-five (25) day period) that Tenant is so prevented from using the Premises.

     8. IMPROVEMENTS; ALTERATIONS; REPAIRS; MAINTENANCE.

          8.1 IMPROVEMENTS, ALTERATIONS. Improvements to the Premises shall be installed at Tenant's expense only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord. No alterations or physical additions in or to the Premises may be made without Landlord's prior written consent, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any alteration or addition that would affect the Building's structure or its HVAC, plumbing, electrical, or mechanical systems. Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type on or about the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any such painting or installation which would affect the appearance of the exterior of the Build or of my common areas of the Building. All alterations, additions, and improvements shall be constructed, maintained, and used by Tenant, at its risk and expense, in accordance with all Laws; Landlord's approval of the plans and specifications therefor shall not be a representation by Landlord that such alterations, additions, or improvements comply with my Law.

          8.2 REPAIRS; MAINTENANCE. Tenant shall maintain the Premises in a clean, safe, and operable condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises. Tenant shall repair or replace, subject to Landlord's direction and supervision, any damage to the Building caused by a Tenant Party. If Tenant fails to make such repairs or replacements within fifteen (15) days after the occurrence of such damage, then Landlord may make the same at Tenant's cost. If any such damage occurs outside of the Premises, then Landlord may elect to repair such damage at Tenant's expense, rather than having Tenant repair such damage. The cost of all repair or replacement work performed by Landlord under this Section 8 shall be paid by Tenant to Landlord within ten (10) days after Landlord has invoiced Tenant therefor. Tenant hereby waives and releases its right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

          8.3 PERFORMANCE OF WORK. All work described in this Section 8 shall be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord as an additional insured against such risks, in such amounts, and with such companies as Landlord may reasonably require. All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Building (including the Premises, the structural elements, and the plumbing, electrical lines, or other utility transmission facility). All such work which may affect the Building's HVAC, electrical, plumbing, other mechanical systems, or structural elements must be approved by the Building's engineer of record, at Tenant's expense and, at Landlord's election, must be performed by Landlord's usual contractor for such work.

          8.4 MECHANIC'S LIENS. Tenant shall not permit any mechanic's liens to be filed against the Premises or the Building for any work performed, materials furnished, or obligation incurred by or at the request of Tenant. If such a lien is filed, then Tenant shall, within ten (10) days after Landlord has delivered notice of the filing thereof to Tenant, either pay the amount of the lien or diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten (10) days after Landlord has invoiced Tenant therefor.

         9. USE. Tenant shall continuously occupy and use the Premises only for the Permitted Use, and shall comply with all Laws relating to the use, condition, access to, and occupancy of the Premises. The population density within the Premises as a whole shall at no time exceed one person for each 300 rentable square feet in the Premises. Tenant shall not conduct second or third shift operations within the Premises; however, Tenant may use the Premises after normal business hours, so long as Tenant is not generally conducting business from the Premises after normal business hours. The Premises shall not be used for any use which is disreputable, creates extraordinary fire hazards, or results in an increased rate of insurance on the Building or its contents, or for the storage of any Hazardous Materials. If, because of a Tenant Party's acts, the rate of insurance on the Building or its contents increases, then such acts shall be an Event of Default, Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not waive any of Landlord's other rights. Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building.

          10. ASSIGNMENT AND SUBLETTING.

               10.1 TRANSFERS. Except as provided in Section 10.7, Tenant shall not, without the prior written consent of Landlord, (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Sections 10.1(1) through 10.1(6) being a "TRANSFER").

               10.2 CONSENT STANDARDS. Landlord shall not unreasonably withhold its consent to any assignment or subletting of the Premises, provided that the proposed transferee is creditworthy, has a good reputation in the business community, will use the Premises for the Permitted Use (thus, excluding, without limitation uses for credit processing and telemarketing) and will not use the Premises in any manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Building, is not a governmental entity, or subdivision or agency thereof, and is not another occupant of the Building or person or entity with whom Landlord is negotiating to lease space in the Building; otherwise, Landlord may withhold its consent in its sole discretion.

               10.3 REQUEST FOR CONSENT. If Tenant requests Landlord's consent to a transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character. Concurrently with Tenant's notice of any request for consent to a Transfer, Tenant shall pay to Landlord a fee of $750.00 to defray Landlord's expenses in reviewing such request, and Tenant shall also reimburse Landlord immediately upon request for its reasonable attorney's fees incurred in connection with considering any request for consent to a Transfer.

               10.4 CONDITIONS TO CONSENT. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant's obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefore Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment.

               10.5 CANCELLATION. Landlord may, within thirty (30) days after submission of Tenant's written request for Landlord's consent to an assignment or subletting, cancel this Lease as to the portion of the Premises proposed to be sublet or assigned as of the date the proposed Transfer is to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.

               10.6 ADDITIONAL COMPENSATION. Tenant shall pay to Landlord, immediately upon receipt thereof, one-half of the excess of (1) all compensation received by Tenant for a Transfer less the costs reasonably incurred by Tenant with unaffiliated third parties in connection with such Transfer (i.e., brokerage commissions, tenant finish work, and the like) over (2) the Rent allocable to the portion of the Premises covered thereby.

               10.7 PERMITTED TRANSFERS. Notwithstanding Section 10.1, Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a "PERMITTED TRANSFERS") to the following types of entities (a "PERMITTED TRANSFEREE") without the written consent of Landlord:

                  10.7.1 An Affiliate of Tenant;

                  10.7.2 Any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (A) Tenant's obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the Tangible Net Worth of the surviving or created entity is not less than the Tangible Net Worth of Tenant as of the date hereof; or

                  10.7.3 Any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant's assets if such entity's Tangible Net Worth after such acquisition is not less than the Tangible Net Worth of Tenant as of the date hereof.

Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises, the Building, Landlord or other tenants of the Building. At least thirty (30) days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with copies of the instrument effecting any of the foregoing Transfers and documentation establishing Tenant's satisfaction of the requirements set forth above applicable to any such Transfer. The occurrence of a Permitted Transfer shall not waive Landlord's rights as to any subsequent Transfers. "TANGIBLE NET WORTH" means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied ("GAAP"), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including, without limitation, goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. Any subsequent Transfer by a Permitted Transferee shall be subject to Landlord's prior written consent (which Landlord may grant or deny in its sole discretion).

         11. INSURANCE, WAIVERS; SUBROGATION; INDEMNITY.

             11.1 INSURANCE. Tenant shall maintain throughout the Term the following insurance policies: (1) commercial general liability insurance in amounts of $3,000,000.00 per occurrence, or such other amounts as Landlord may from time to time reasonably require, insuring Tenant, Landlord, Landlord's agents and their respective Affiliates against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises; (2) insurance covering the full value of Tenant's property and improvements, and other property (including property of others) in the Premises; (3) contractual liability insurance sufficient to cover Tenant's indemnity obligations hereunder (but only if such contractual liability insurance is not already included in Tenant's commercial general liability insurance policy); (4) worker's compensation insurance, containing a waiver of subrogation endorsement acceptable to Landlord; and (5) business interruption insurance. Tenant's insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord's policy will be excess over Tenant's policy. Tenant shall furnish to Landlord certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least thirty (30) days before cancellation or a material change of any such insurance policies. All such insurance policies shall be in form, and issued by companies, reasonably satisfactory to Landlord.

             11.2 WAIVER OF NEGLIGENCE; NO SUBROGATION. Landlord and Tenant each waives any claim it might have against the other for any injury to or death of any person or persons or damage to or theft, destruction, loss, or loss of use of any property (a "LOSS"), to the extent the same is insured against under any insurance policy that covers the Building, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or, in the case of Tenant's waiver, is required to be insured against under the terms hereof, regardless of whether the negligence of the other party caused such Loss; however, Landlord's waiver shall not include any deductible amounts on insurance policies carried by Landlord. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party.

             11.3 INDEMNITY. Subject to Section 11.2, Tenant shall defend, protect, indemnify, and hold harmless Landlord and its representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including attorney fees) arising from
(1) any Loss arising from any occurrence on the Premises (other than any Loss arising out of a breach of Tenant's obligations under Section 25.21, which shall be subject to the indemnity in such section), or (2) Tenant's failure to perform its obligations under this Lease, even though caused or alleged to be caused by the negligence or fault of Landlord or its agents (other than a Loss arising from the sole or gross negligence of Landlord or its agents), and even though any such claim, cause of action, or suit is based upon or alleged to be based upon the strict liability of Landlord or its agents. This indemnity is intended to indemnify

Landlord and its agents against the consequences of their own negligence when Landlord or its agents are jointly, comparatively, contributively, or concurrently negligent with Tenant. This indemnity provision shall survive termination or expiration of this Lease. If any proceeding is filed for which indemnity is required hereunder, Tenant agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party.

         12. SUBORDINATION; ATTORNMENT; NOTICE TO LANDLORD'S MORTGAGEE.

             12.1 SUBORDINATION. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument, or any ground lease, master lease, or primary lease, that now or hereafter covers all or any part of the Premises (the mortgagee under any such mortgage or the lessor under any such lease is referred to herein as a "LANDLORD'S MORTGAGEE"). Any Landlord's Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its mortgage, ground lease, or other interest in the Premises by so notifying Tenant in writing.

             12.2 ATTORNMENT. Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reasonably request.

             12.3 NOTICE TO LANDLORD'S MORTGAGEE. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations hereunder.

             12.4 LANDLORD'S MORTGAGEE'S PROTECTION PROVISIONS. If Landlord's Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord's Mortgagee shall not be: (1) liable for any act or omission of any prior lessor (including Landlord); (2) bound by any rent or additional rent or advance rent which Tenant might have paid for more than the current month to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord's Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (4) bound by any termination, amendment or modification of this Lease made without Landlord's Mortgagee's consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord's Mortgagee's consent pursuant to the terms of the loan documents between Landlord and Landlord's Mortgagee; (5) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (6) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (A) are expressly provided in this Lease, (B) relate to periods of time following the acquisition of the Building by Landlord's Mortgagee, and (C) Tenant has provided written notice to Landlord's Mortgagee and provided Landlord's Mortgagee a reasonable opportunity to cure the event giving rise to such offset event. Landlord's Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Building. Nothing in this Lease shall be construed to require Landlord's Mortgagee to see to the application of the proceeds of any loan, and Tenant's agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.

         13. RULES AND REGULATIONS. Tenant shall comply with the rules and regulations of the Building which are attached hereto as Exhibit C. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related Facilities, provided that such changes are applicable to all tenants of the Building and will not unreasonably interfere with Tenant's use of the Premises. Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party.

         14. CONDEMNATION.

             14.1 TOTAL TAKING. If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a "TAKING"), this Lease shall terminate as of the date of the Taking.

             14.2 PARTIAL TAKING-TENANT'S RIGHTS. If any part of the Building becomes subject to a Taking and such Tenant will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than one hundred eighty
(180) days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within thirty (30) days after the Taking, and Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

             14.3 PARTIAL TAKING-LANDLORD'S RIGHTS. If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds received for a Taking to a Landlord's Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within thirty (30) days after such Taking, and Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section
14.2. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure.

             14.4 AWARD. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the land on which the Building is situated, the Building, and other improvements taken, and Tenant may separately pursue a claim (to the extent it will not reduce Landlord's award) against the condemnor for the value of Tenant's personal property which Tenant is entitled to remove under this Lease, moving costs and loss of business.

         15. FIRE OR OTHER CASUALTY.

             15.1 REPAIR ESTIMATE. If the Premises or the Building are damaged by fire or other casualty (a "CASUALTY"), Landlord shall, within ninety (90) days after such Casualty, deliver to Tenant a good faith estimate (the "DAMAGE NOTICE") of the time needed to repair the damage caused by such Casualty.

             15.2 LANDLORD'S AND TENANT'S RIGHTS. If a material portion of the Premises or the Building is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within two hundred seventy (270) days after the Casualty, then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant. If Tenant does not so timely terminate this Lease, then (subject to Section 15.3) Landlord shall repair the Building or the Premises, as the case may be, as provided below, and Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of the repair, unless a Tenant Party caused such damage, in which case, Tenant shall continue to pay Rent without abatement.

             15.3 LANDLORD'S RIGHTS. If a Casualty damages a material portion of the Building, and Landlord makes a good faith determination that restoring the Premises would be uneconomical, or if Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord's Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant, and Basic Rent and Additional Rent shall be abated as of the date of the Casualty.

             15.4 REPAIR OBLIGATION. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Building and the Premises and shall proceed with reasonable diligence to restore the Building and Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any of the furniture, equipment, fixtures, and other improvements which may have been placed by, or at the request of, Tenant or other occupants in the Building or the Premises, and Landlord's obligation to repair or restore the Building or Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question.

             15.5 WAIVER OF STATUTORY PROVISIONS. The provisions of this Lease, including this Article 15, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises or the Building and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises or the Building.

         16. PERSONAL PROPERTY TAXES. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay the same, or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, upon demand, the part of such taxes for which Tenant is primarily liable hereunder; however, Landlord shall not pay such amount if Tenant notifies Landlord that it will contest the validity or amount of such taxes before Landlord makes such payment, and thereafter diligently proceeds with such contest in accordance with law and if the nonpayment thereof does not pose a threat of loss or seizure of the Building or interest of Landlord therein or impose any fee or penalty against Landlord.

         17. EVENTS OF DEFAULT. Each of the following occurrences shall be an "EVENT OF DEFAULT":

             17.1 Tenant fails to pay Rent within five (5) days after Landlord has delivered notice to Tenant that the same is due (any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law); however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Landlord has given Tenant written notice under this Section 17.1 on more than one occasion during the twelve (12) month interval preceding such failure by Tenant;

             17.2 Tenant (1) abandons or vacates the Premises or any substantial portion thereof, or (2) fails to continuously operate its business in the Premises;

             17.3 Tenant fails to comply with the Permitted Use set forth herein and such failure continues for a period of five (5) days after Landlord has delivered to Tenant written notice thereof,

             17.4 Tenant fails to provide any estoppel certificate within the time period required under Section 25.5 and such failure continues for five (5) days after written notice thereof from Landlord to Tenant;

             17.5 Tenant fails to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and such failure continues for a period of more than thirty (30) days after Landlord has delivered to Tenant written notice thereof (any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure
Section 1161 or any similar or successor law); and

             17.6 The filing of a petition by or against Tenant (the term "TENANT" shall include, for the purpose of this Section 17.6, any guarantor of Tenant's obligations hereunder) (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law;
(3) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease; or (4) for the reorganization or modification of Tenant's capital structure; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within ninety (90) days after the filing thereof.

         18. REMEDIES. Upon any Event of Default Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any of the following actions, each and all of which shall be cumulative and nonexclusive, without notice or demand whatsoever:

             18.1 TERMINATION. Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

                  18.1.1 The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

                  18.1.2 The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                  18.1.3 The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                  18.1.4 Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including, but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

                  18.1.5 At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

             The Term "rent" as used in this Section 18.1 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant, pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections
18.1.1 and 18.1.2 above, the "worth at the time of award" shall be computed by allowing interest at the Interest Rate set forth in Section 5 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 18.1.3 above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

             18.2 ENFORCEMENT OF LEASE. Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

             18.3 SUBLESSEES OF TENANT. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this
Section 18, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

             18.4 EFFORTS TO RELET. For the purposes of this Section 18, Tenant's right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord's interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant's right to possession.

         19. PAYMENT BY TENANT; NON-WAIVER.

             19.1 PAYMENT BY TENANT. Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorney fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant's or any other occupant's property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (4) performing Tenant's obligations which Tenant failed to perform, and (5) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default. To the full extent permitted by law, Landlord and Tenant agree the federal and state courts of the state in which the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties' rights and obligations under this Lease.

             19.2 NO WAIVER. Landlord's acceptance of Rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such term. Landlord's acceptance of any partial payment of Rent shall not waive Landlord's rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord's acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

         20. LANDLORD'S LIEN. In addition to the statutory landlord's lien, Tenant grants to Landlord, to secure performance of Tenant's obligations hereunder, a security interest in all goods (including equipment and inventory), fixtures, and other personal property of Tenant situated on the Premises, and all proceeds thereof (the "COLLATERAL"), and the Collateral shall not be removed from the Premises without the prior written consent of Landlord (other than in Tenant's ordinary course of business) until all obligations of Tenant have been fully performed. Upon the occurrence of an Event of Default, Landlord may, in addition to all other remedies, without notice or demand except as provided below, exercise the rights afforded to a secured party under the Uniform Commercial Code of the state in which the Premises are located (the "UCC"). To the extent the UCC requires Landlord to give to Tenant notice of any act or event and such notice cannot be validly waived before a default occurs, then five (5) days' prior written notice thereof shall be reasonable notice of the act or event. Tenant grants to Landlord a power of attorney to execute and file any financing statement or other instrument necessary to perfect Landlord's security interest under this Section 20, which power is coupled with an interest and is irrevocable during the Term. Landlord may also file a copy of this Lease as a financing statement to perfect its security interest in the Collateral.

         21. SURRENDER OF PREMISES. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, free of Hazardous Materials placed on the Premises during the Term, broom-clean, reasonable wear and tear (and condemnation and Casualty damage not caused by Tenant, as to which Sections 14 and 15 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises or elsewhere in the Building by Tenant (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord or any wiring or cabling unless Landlord requires such removal). Additionally, at Landlord's option, Tenant shall remove such alterations, additions, improvements, trade fixtures, personal property, equipment, wiring, cabling, and furniture as Landlord may request; however, Tenant shall not be required to remove any addition or improvement to the Premises if Landlord has specifically agreed in writing that the improvement or addition in question need not be removed. Tenant shall repair all damage caused by such removal. All items not so removed shall, at Landlord's option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items; any such disposition shall not be considered a strict foreclosure or other exercise of Landlord's rights in respect of the security interest granted under
Section 20. The provisions of this Section 21 shall survive the end of the Term.

         22. HOLDING OVER. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at will and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, Tenant shall pay, in addition to the other Rent, a daily Basic Rent equal to the greater of (a) one hundred fifty percent (150%) of the daily Basic Rent payable during the last month of the Term, or (b) one hundred twenty-five percent (125%) of the prevailing rental rate in the Building for similar space. The provisions of this Section 22 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorney fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

         23. CERTAIN RIGHTS RESERVED BY LANDLORD. Provided that the exercise of such rights does not unreasonably interfere with Tenant's occupancy of the Premises, Landlord shall have the following rights:

             23.1 To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building, or any part thereof, to enter upon the Premises (after giving Tenant reasonable notice thereof, which may be oral notice, except in cases of real or apparent emergency, in which case no notice shall be required) and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; to change the name of the Building; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

             23.2 To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Sundays and holidays, subject, however, to Tenant's right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time; and

             23.3 To enter the Premises at reasonable hours to show the Premises to prospective purchasers, lenders, or, during the last twelve (12) months of the Term, tenants.

         24. SUBSTITUTION SPACE. Landlord may, at Landlord's expense, relocate Tenant within the Building to space which is comparable in size, utility and condition to the Premises. If Landlord relocates Tenant, Landlord shall reimburse Tenant for Tenant's reasonable out-of-pocket expenses for moving Tenant's furniture, equipment, and supplies from the Premises to the relocation space and for reprinting Tenant's stationery of the same quality and quantity as Tenant's stationery supply on hand immediately before Landlord's notice to Tenant of the exercise of this relocation right. Upon such relocation, the relocation space shall be deemed to be the Premises and the terms of the Lease shall remain in full force and shall apply to the relocation space.

         25. MISCELLANEOUS.

             25.1 LANDLORD TRANSFER. Landlord may transfer any portion of the Building and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes Landlord's obligations hereunder in writing.

             25.2 LANDLORD'S LIABILITY. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to Tenant's actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Building, and neither Landlord nor its partners shall be personally liable for any deficiency. This Section shall not limit any remedies which Tenant may have for Landlord's defaults which do not involve the personal liability of Landlord.

             25.3 FORCE MAJEURE. Other than for Tenant's obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

             25.4 BROKERAGE. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than Landlord's Broker (CPS, The Commercial Property Services Company-M. McSwain/M. White), and Tenant's Broker (Cornish & Carey-C. Sahadi/D. Hunter/J. Rodgers), whose commission shall be paid by Landlord pursuant to a separate agreement. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorney fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

             25.5 ESTOPPEL CERTIFICATES. From time to time, Tenant shall furnish to any party designated by Landlord, within ten (10) days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request. Unless otherwise required by Landlord's Mortgagee or a prospective purchaser or mortgagee of the Building, the initial form of estoppel certificate to be signed by tenant is attached hereto as Exhibit F.

             25.6 NOTICES. All notices and other communications given pursuant to this Lease shall be in writing and shall be (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, (2) hand delivered to the intended address, (3) sent by a nationally recognized overnight courier service, or (4) sent by facsimile transmission during normal business hours followed by a confirmatory letter sent in another manner permitted hereunder. All notices shall be effective upon delivery to the address of the addressee. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

             25.7 SEPARABILITY. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

             25.8 AMENDMENTS, AND BINDING EFFECT. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord's Mortgagee, no third party shall be deemed a third party beneficiary hereof

             25.9 QUIET ENJOYMENT. Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

             25.10 NO MERGER. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

             25.11 NO OFFER. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

             25.12 ENTIRE AGREEMENT. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

             25.13 WAIVER OF JURY TRIAL. To the maximum extent permitted by law, Landlord and Tenant each waive right to trial by jury in any litigation arising out of or with respect to this Lease.

             25.14 GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the State in which the Premises are located.

             25.15 JOINT AND SEVERAL LIABILITY. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease.

             25.16 FINANCIAL REPORTS. Within fifteen (15) days after Landlord's request, Tenant will furnish Tenant's most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant's internally prepared financial statements. If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant's most recent annual and quarterly reports. Tenant will discuss its financial statements with Landlord and will give Landlord access to Tenant's books and records in order to enable Landlord to verify the financial statements. Landlord will not disclose any aspect of Tenant's financial statements that Tenant designates to Landlord as confidential except (1) to Landlord's Mortgagee or prospective purchasers of the Building, (2) in litigation between Landlord and Tenant, or (3) if required by court order. Tenant shall not be required to deliver the financial statements required under this Section 25.16 more than once in any twelve (12) month period unless requested by Landlord's Mortgagee or a prospective buyer or lender of the Building or an Event of Default occurs.

             25.17 LANDLORD'S FEES. Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord's reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including without limitation reasonable attorney, engineers' or architects' fees, within ten (10) days after Landlord's delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

             25.18 ATTORNEY FEES. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorney fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

             25.19 TELECOMMUNICATIONS. Tenant and its telecommunications companies, including but not limited to local exchange telecommunications companies and alternative access vendor services companies shall have no right of access to and within the Building, for the installation and operation of telecommunications systems including but not limited to voice, video, data, and any other telecommunications services provided over wire, fiber optic, microwave, wireless, and any other transmission systems, for part or all of Tenant's telecommunications within the Building and from the Building to any other location without Landlord's prior written consent.

             25.20 CONFIDENTIALITY. Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord's benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord's prior written consent. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

             25.21 HAZARDOUS MATERIALS. The term "HAZARDOUS MATERIALS" means any substance, material, or waste which is now or hereafter classified or considered to be hazardous, toxic, or dangerous under any Law relating to pollution or the protection or regulation of human health, natural resources or the environment, or poses or threatens to pose a hazard to the health or safety of persons on the Premises or in the Building. Tenant shall not use, generate, store, or dispose of, or permit the use, generation, storage or disposal of Hazardous Materials on or about the Premises or the Building except in a manner and quantity necessary for the ordinary performance of Tenant's business, and then in compliance with all Laws. If Tenant breaches its obligations under this Section 25.21, Landlord may immediately take any and all action reasonably appropriate to remedy the same, including taking all appropriate action to clean up or remediate any contamination resulting from Tenant's use, generation, storage or disposal of Hazardous Materials. Tenant shall protect, defend, indemnify and hold harmless Landlord and its representatives and agents from and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorney fees and cost of clean up and remediation) arising from Tenant's failure to comply with the provisions of this Section
25.21. This indemnity provision shall survive termination or expiration of the Lease.

             25.22 SIGNAGE. Tenant shall not erect or maintain any temporary or permanent sign on or about the Premises or the Building or visible from the exterior without obtaining prior written approval from Landlord, which may be granted or withheld in Landlord's sole and absolute discretion. Any request for approval of a sign shall be made in such detail as Landlord shall request. All signs, whether erected by Landlord or Tenant, shall conform to Landlord's building standard signage and to all laws, ordinances, rules, regulations, permits, covenants, conditions, restrictions, and easements pertaining to signs. In the event of a violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred in such removal to Tenant. Tenant shall remove all approved signs which it has erected upon the termination of the Lease and repair all damage caused by such removal.

             25.23 PARKING. Tenant shall have the right to rent eighteen (18) undesignated parking spaces in the parking garage/area associated with the Building (the "PARKING AREA") during the initial term at such rates and subject to such terms, conditions and regulations as are from time to time charged or applicable to patrons of the Parking Area. If, for any reason, Tenant is unable to use all or any portion of the parking spaces to which it is entitled hereunder, then Tenant's obligation to pay for such spaces shall be abated for so long as Tenant does not have the use thereof; this abatement shall be in full settlement of all claims that Tenant might otherwise have against Landlord because of Landlord's failure or inability to provide Tenant with such parking spares.

             25.24 LIST OF EXHIBITS. All exhibits and attachments attached hereto are incorporated herein by this reference.

             Exhibit A         Outline of Premises
             Exhibit B         Legal Description of Building
             Exhibit C         Building Rules and Regulations
             Exhibit D         Tenant Finish-Work
             Exhibit E         Amendment No. 1

             Exhibit F         Form of Tenant Estoppel Certificate
             Exhibit G         Depiction of Offer Space


         26. RENEWAL OPTION.

             26.1 GRANT OF OPTIONS. Provided no Event of Default exists and Tenant is occupying the entire Premises at the time of such election, Tenant may renew this Lease for one (1) additional period of forty-eight (48) months, by delivering written notice of the exercise thereof to Landlord not earlier than nine (9) months nor later than six (6) months before the expiration of the initial term.

             26.2 BASIC RENT. The Basic Rent payable for each month during such extended Term shall be the prevailing rental rate (the "PREVAILING RENTAL RATE"), at the commencement of such extended Term, for renewals of space of equivalent quality, size, utility and location, with the length of the extended Term and the credit standing of Tenant to be taken into account. Within thirty
(30) days after receipt of Tenant's notice to renew, Landlord shall deliver to Tenant written notice of the Prevailing Rental Rate and shall advise Tenant of the required adjustment to Basic Rent, if any, and the other terms and conditions offered. Tenant shall, within ten (10) days after receipt of Landlord's notice, notify Landlord in writing whether Tenant accepts or rejects Landlord's determination of the Prevailing Rental Rate. If Tenant timely notifies Landlord that Tenant accepts Landlord's determination of the Prevailing Rental Rate, then, on or before the commencement date of the extended Term, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:

                  (a) Basic Rent shall be adjusted to the Prevailing Rental
         Rate;

                  (b) Tenant shall have no further renewal option unless expressly granted by Landlord in writing; and

                  (c) Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements.

             If Tenant rejects Landlord's determination of the Prevailing Rental Rate, or fails to timely notify Landlord in writing that Tenant accepts or rejects Landlord's determination of the Prevailing Rental Rate, time being of the essence with respect thereto, Tenant's rights under this Section 26 shall terminate and Tenant shall have no right to renew this Lease.

             26.3 TERMINATION OF OPTION. Tenant's rights under this Section 26 shall terminate if (1) this Lease or Tenant's night to possession of the Premises is terminated, (2) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises, (3) Tenant fails to timely exercise its option under this Section 26, time being of the essence with respect to Tenant's exercise thereof, or (4) Landlord determines, in its sole but reasonable discretion, that Tenant's financial condition or creditworthiness has materially deteriorated since the date of this Lease.

         27. RIGHT OF FIRST OFFER.

             27.1 DEFINITIONS. As used herein:

                  27.1.1 "AVAILABLE FOR LEASE" means, with respect to any First Right Space, that Landlord is prepared to offer such First Right Space for lease in the general leasing market, regardless of the proposed commencement date of such lease.

                  27.1.2 "FIRST RIGHT SPACE" means the space located on that portion of the thirteenth (13th) floor of the Building shown cross hatched on Exhibit G.

             27.2 FIRST RIGHT SPACE. Provided that this Lease is in full force and Tenant is not in default hereunder, and subject to any options, rights of first refusal or rights of first offer already in existence as of the date of full execution of this Lease and to Section 27.3, if, during the Term, any First Right Space shall become Available for Lease, Landlord shall, prior to offering such First Right Space to any other person, deliver to Tenant a notice (a "FIRST RIGHT AVAILABILITY NOTICE") (a) stating that Landlord intends to offer such First Right Space for lease and (b) describing such First Right Space and the material business terms at which Landlord intends to market such space. If Tenant shall deliver to Landlord a notice (a "TENANT'S INTEREST NOTICE") that it desires to engage in negotiations with Landlord regarding the leasing of such First Right Space within four (4) business days after receipt of the First Right Availability Notice, then for fifteen (15) days (the "NEGOTIATION PERIOD") after Tenant so notifies Landlord, Landlord shall negotiate exclusively with Tenant to enter into a lease or a lease amendment under which Landlord would lease such First Right Space to Tenant; provided, however, that neither Tenant nor Landlord shall have any obligation to agree to any provision or term with respect to such lease or lease amendment. If Tenant does not timely deliver to Landlord a Tenant's Interest Notice in response to a First Right Availability Notice in accordance with this Section 27.2, or if an agreement for the leasing of such First Right Space is not executed and delivered by Landlord and Tenant within the Negotiation Period, time being of the essence, then (i) Tenant shall have waived and relinquished its rights under this Section 27.2 with respect to the First Right Space described in such First Right Availability Notice, and (ii) Landlord shall at any time thereafter be entitled to offer, show, market and lease such First Right Space to all others selected by Landlord at such rental rates and upon such terms as Landlord in its sole discretion may desire.

             27.3 MISCELLANEOUS. Notwithstanding any provision of this Section 27 to the contrary, Tenant shall have no right to give a Tenant's Interest Notice on any date on which Tenant (a) is in default under this Lease beyond any applicable grace, notice and cure period, or (b) has assigned any of its interest in this Lease or sublet any portion of the Premises. At any time when Tenant (1) is so in default under this Lease, or (ii) has assigned or sublet any portion of the Premises, Landlord may cancel a Tenant's Interest Notice by notice to Tenant, and on and after the date of such notice to Tenant, Tenant shall have no rights, and Landlord shall have no obligations, under this Section 27 with respect to the First Right Space.

             27.4 NO EXTENSION. The period of time within which Tenant may exercise the Right of First Offer granted in this Section 27 shall not be extended or enlarged by reason of

Tenant's inability to exercise such Right of First Offer because of the provisions of Section 27.3 above.

             27.5 TERMINATION. The expiration or termination of this Lease shall automatically terminate Tenant's Right of First Offer with respect to the First Right Space.

LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE, AND TENANT'S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

         Dated as of the date first above written.

TENANT:                                    SYNCHRONICITY, INC., a Massachusetts
                                           corporation


                                           By: _________________________________
                                           Name: _______________________________
                                           Title: ______________________________

                                           By: _________________________________
                                           Name: _______________________________
                                           Title: ______________________________


LANDLORD:                                  W9/PHC REAL ESTATE LIMITED
                                           PARTNERSHIP, a Delaware limited
                                           partnership

                                           By:  W9/PHC GEN PAR, INC., a Delaware
                                                 corporation, General Partner

                                           By: _________________________________
                                           Name: Howard Stern
                                           Title: Assistant Vice President

                                    EXHIBIT A

                               OUTLINE OF PREMISES

                                    EXHIBIT B

                          LEGAL DESCRIPTION OF BUILDING


PARCEL ONE:

PARCEL A, AS SHOWN ON THAT CERTAIN PARCEL MAP FILED IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA ON MAY 7, 1985 IN BOOK 542 OF MAPS, AT PAGES 46 AND 47.

PARCEL TWO:

A NON-EXCLUSIVE EASEMENT FOR INGRESS AND EGRESS OVER PARCEL C, AS SHOWN ON THAT CERTAIN PARCEL MAP FILED IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA ON MAY 7, 1985 IN BOOK 542 OF MAPS, AT PAGE 46
AND 47.

                                    EXHIBIT C

                         BUILDING RULES AND REGULATIONS


         The following rules and regulations shall apply to the Premises, the Building, the parking garage associated therewith, and the appurtenances thereto:

         1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

         2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

         3. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord. No nails, hooks or screws shall be driven or inserted in any part of the Building except by Building maintenance personnel. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

         4. Landlord shall provide and maintain an alphabetical directory for all tenants in the main lobby of the Building.

         5. Landlord shall provide all door locks in each tenant's leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its leased premises without Landlord's prior written consent. Landlord shall furnish to each tenant a reasonable number of keys to such tenant's leased premises, at such tenant's cost, and no tenant shall make a duplicate thereof.

         6. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be conducted under Landlord's supervision at such times and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

         7. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant's property while in the Building, shall be repaired at the expense of such tenant.

         8. Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals shall be brought into or kept in, on or about any tenant's leased premises. No portion of any tenant's leased premises shall at any time be used or occupied as sleeping or lodging quarters.

         9. Tenant shall cooperate with Landlord's employees in keeping its leased premises neat and clean. Tenants shall not employ any person for the purpose of such cleaning other than the Building's cleaning and maintenance personnel.

         10. To ensure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to any leased area except by persons approved by Landlord.

         11. Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

         12. No machinery of any kind (other than normal office equipment) shall be operated by any tenant on its leased area without Landlord's prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance.

         13. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant's leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

         14. No vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord.

         15. Tenant shall not conduct any activity on or about the Premises or Building which will draw pickets, demonstrators, or the like.

         16. All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant's business operated in the Premises, parked within designated parking spaces, one vehicle to each space. No vehicle shall be parked as a "billboard" vehicle in the parking lot. Any vehicle parked improperly may be towed away. Tenant, Tenant's agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver. Landlord may place a "boot" on the vehicle to immobilize it and may levy a charge of $50.00 to remove the "boot." Tenant shall indemnify, hold and save harmless Landlord of any liability arising from the towing or booting of any vehicles belonging to a Tenant Party.

         17. No tenant may enter into phone rooms, electrical rooms, mechanical rooms, or other service areas of the Building unless accompanied by Landlord or the Building manager.

                                    EXHIBIT D

                          TENANT FINISH-WORK; ALLOWANCE
                          [LANDLORD PERFORMS THE WORK]


         1. Except as set forth in this Exhibit, Tenant accepts the Premises in their "AS-IS" condition on the date that this Lease is entered into.

         2. On or before the date which is fifteen (15) days following the date on which this Lease is fully executed by both Landlord and Tenant, Landlord shall engage a design consultant (whose fee shall be included in the Total Construction Cost [defined below]) to prepare final working drawings of all improvements to be installed in the Premises and deliver the same to Tenant for its review and approval (which approval shall not be unreasonably withheld, delayed or conditioned). Tenant shall notify Landlord whether it approves of the submitted working drawings within three (3) business days after Landlord's submission thereof. If Tenant disapproves of such working drawings, then Tenant shall notify Landlord thereof specifying in reasonable detail the reasons for such disapproval, in which case Landlord shall, within three (3) business days after such notice, revise such working drawings in accordance with Tenant's objections and submit to Tenant for its review and approval. Tenant shall notify Landlord in writing whether it approves of the resubmitted working drawings within one business day after its receipt thereof. This process shall be repeated until the working drawings have been finally approved by Landlord and Tenant. If Tenant fails to notify Landlord that it disapproves of the initial working drawings within three (3) business days (or, in the case of resubmitted working drawings, within one business day) after the submission thereof, then Tenant shall be deemed to have approved the working drawings in question. Any delay caused by Tenant's unreasonable withholding of its consent or delay in giving its written approval as to such working drawings shall constitute Tenant Delay Day (defined below). To the extent that such working drawings also require Landlord's approval, Landlord shall also approve such working drawings within three (3) business days after the architect's submission of such working drawings to Landlord. Further, if any of Tenant's proposed construction work will affect the Building's HVAC, electrical, mechanical, or plumbing systems, then the working drawings pertaining thereto must be approved by the Building's engineer of record. Landlord's approval of such working drawings shall not be unreasonably withheld, provided that (a) they comply with all Laws, (b) such working drawings are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner, and (e) the improvements depicted thereon conform to the rules and regulations promulgated from time to time by Landlord for the construction of tenant improvements (a copy of which has been delivered to Tenant). As used herein, "WORKING DRAWINGS" shall mean the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto, and "WORK" shall mean all improvements to be constructed in accordance with and as indicated on the Working Drawings, together with any work required by governmental authorities to be made to other areas of the Building as a result of the improvements indicated by the Working Drawings. Landlord's approval of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any Law, but shall merely be the consent of Landlord thereto. Tenant shall, at Landlord's request, sign the Working Drawings to evidence its review and approval thereof. All changes in the Work must receive the prior written approval of Landlord, and in the event of any such approved change Tenant shall, upon completion of the Work, furnish Landlord with an accurate, reproducible "as-built" plan of the improvements as constructed. After the Working Drawings have been approved, Landlord shall cause the Work to be performed in accordance with the Working Drawings.

         3. The Work shall be performed only by contractors and subcontractors approved in writing by Landlord, which approval shall not be unreasonably withheld. All contractors and subcontractors shall be required to procure and maintain insurance against such risks, in such amounts, and with such companies as Landlord may reasonably require. Certificates of such insurance, with paid receipts therefor, must be received by Landlord before the Work is commenced. The Work shall be performed in a good and workmanlike manner free of defects, shall conform strictly with the Working Drawings, and shall be performed in such a manner and at such times as and not to interfere with or delay Landlord's other contractors, the operation of the Building, and the occupancy thereof by other tenants. All contractors and subcontractors shall contact Landlord and schedule time periods during which they may use Building facilities in connection with the Work (e.g., elevators, excess electricity, etc.).

         4. If a delay in the performance of the Work occurs (a) because of any change by Tenant to the space plans or Working Drawings, (b) because of any specification by Tenant of materials or installations in addition to or other than Landlord's standard finish-out materials, or (c) if Tenant or Tenant's agents otherwise delays completion of the Work, then, notwithstanding any provision to the contrary in this Lease, Tenant's obligation to pay Rent hereunder shall commence on the scheduled Commencement Date (each day of delay caused by any such event shall be a "TENANT DELAY DAY"). If the Premises are not ready for occupancy and the Work is not substantially completed (as reasonably determined by Landlord) on the scheduled Commencement Date for any reason other than the reasons specified in the immediately preceding sentence, then the obligations of Landlord and Tenant shall continue in full force and Rent shall be abated until the date the Work is substantially completed less the number of Tenant Delay Days, which date shall be the Commencement Date.

         5. The entire cost of performing the Work (including, without limitation, design of the Work and preparation of the Working Drawings, costs of construction labor and materials, electrical usage during construction, additional janitorial services, general tenant signage, related taxes and insurance costs, and the construction supervision fee referenced in Section 7 of this Exhibit, all of which costs are herein collectively called the "TOTAL CONSTRUCTION COSTS") in excess of the Construction Allowance (hereinafter defined) shall be paid by Tenant. Upon approval of the Working Drawings and selection of a contractor, Tenant shall promptly (a) execute a work order agreement prepared by Landlord which identifies such drawings and itemizes the Total Construction Costs and sets forth the Construction Allowance, and (b) pay to Landlord fifty percent (50%) of the amount by which Total Construction Costs exceed the Construction Allowance; upon substantial completion of the Work, Tenant shall pay to Landlord an amount equal to the Total Construction Costs (as adjusted for any approved changes to the Work), less (1) the amount of the advance payment already made by Tenant, and (2) the amount of the Construction Allowance.

         6. For Work completed in the first six (6) months following the Commencement Date only, Landlord shall provide to Tenant a construction allowance (the "CONSTRUCTION ALLOWANCE") equal to the lesser of (a) $5.00 per rentable square foot in the Premises (not to exceed $35,330.00), or (b) the Total Construction Costs, as adjusted for any approved changes to the Work; however, if Tenant or its agent is managing the performance of the Work, then Tenant shall not become entitled to full credit for the Construction Allowance until the Work has been substantially completed and Tenant has caused to be delivered to Landlord (1) all invoices from contractors, subcontractors, and suppliers evidencing the cost of performing the Work, together with lien waivers from such parties, and a consent of the surety to the finished Work (if applicable) and (2) a certificate of occupancy from the appropriate governmental authority, if applicable to the Work, or evidence of governmental inspection and approval of the Work. Landlord shall have no obligation to pay the Construction Allowance to Tenant for any portion of the Work completed after the date which is six (6) months after the Commencement Date, and Tenant shall present all such invoices, lien waivers and a certificate of occupancy, if applicable, before such six (6) month date in order for same to be eligible for payment from the Construction Allowance.

         7. Landlord or its affiliate or agent shall supervise the Work, make disbursements required to be made to the contractor, and act as a liaison between the contractor and Tenant and coordinate the relationship between the Work, the Building, and the Building's systems. In consideration for Landlord's construction supervision services, Tenant shall pay to Landlord a construction supervision fee equal to five percent (5%) of the Total Construction Costs.

         8. To the extent not inconsistent with this Exhibit, Section 8.1 of this Lease shall govern the performance of the Work and Landlord's and Tenant's respective rights and obligations regarding the improvements installed pursuant thereto.

                                    EXHIBIT E

                                 AMENDMENT NO. 1


         This Amendment No. 1 (this "AMENDMENT") is executed as of _______________, 200_ between W9/PHC REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership ("LANDLORD"), and SYNCHRONICITY, INC., a Massachusetts corporation ("TENANT"), for the purpose of amending the Lease Agreement between Landlord and Tenant dated November 18, 1998 (the "LEASE"). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

                                   AGREEMENTS

         For valuable consideration, whose receipt and sufficiency are acknowledged, Landlord and Tenant agree as follows:

         1. CONDITION OF PREMISES. Tenant has accepted possession of the Premises pursuant to the Lease. Any improvements required by the terms of the Lease to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects except for the punch list items described on EXHIBIT A hereto (the "PUNCH LIST ITEMS"), and except for such Punch List Items, Landlord has fulfilled all of its duties under the Lease with respect to such initial tenant improvements. Furthermore, Tenant acknowledges that the Premises are suitable for the Permitted Use.

         2. COMMENCEMENT DATE. The Commencement Date of the Lease is ________________, 200_. If the Commencement Date set forth in the Lease is different than the date set forth in the preceding sentence, then the Commencement Date as contained in the Lease is amended to be the Commencement Date set forth in the preceding sentence.

         3. EXPIRATION DATE. The Term is scheduled to expire on ________________, 200_. If the scheduled expiration date of the initial Term as set forth in the Lease is different than the date set forth in the preceding sentence, then the scheduled expiration date as set forth in the Lease is hereby amended to the expiration date set forth in the preceding sentence.

         4. CONTACT NUMBERS. Tenant's telephone number in the Premises is __________. Tenant's telecopy number in the Premises is ___________.

         5. RATIFICATION. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, the Lease is and remains in good standing and in full force and effect, and Tenant has no claims, counterclaims, setoffs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

         6. BINDING EFFECT; GOVERNING LAW. Except as modified hereby, the Lease shall remain in full effect and this Amendment shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall prevail. This Amendment shall be governed by the laws of the State in which the Premises is located.

         7. COUNTERPARTS. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

         Executed as of the date first written above.

TENANT:                                  SYNCHRONICITY, INC., a Massachusetts
                                         corporation


                                         By: ___________________________________
                                         Name: _________________________________
                                         Title: ________________________________

                                         By: ___________________________________
                                         Name: _________________________________
                                         Title: ________________________________


LANDLORD:                                W9/PHC REAL ESTATE LIMITED PARTNERSHIP,
                                         a Delaware limited partnership

                                         By:  W9/PHC GEN-PAR, INC., a Delaware
                                              corporation, General Partner

                                         By: ___________________________________
                                         Name: Nancy M. Haag
                                         Title: Assistant Vice President

                          EXHIBIT A TO AMENDMENT NO. 1

                                PUNCH LIST ITEMS

                                    EXHIBIT F

                       FORM OF TENANT ESTOPPEL CERTIFICATE

         The undersigned is the Tenant under the Lease (Defined below) between W9/PHC REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership, as Landlord, and the undersigned as Tenant, for the Premises on the thirteenth floor of the office building located at 160 West Santa Clara Street, San Jose, California, 95113, and commonly known as 160 West Santa Clara Street, and hereby certifies as follows:

         1. The Lease consists of the original Lease Agreement dates as of November 18, 1998 between Tenant and Landlord and the following amendments or modifications thereto (if none, please state "none"):__________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
The documents listed above are herein collectively referred to as the "LEASE" and represent the entire agreement between the parties with respect to the Premises. All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.

         2. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.

         3. The Term commenced on __________________, 199_ and the Term expires, excluding any renewal options, on _____________, 200_, and Tenant has no option to purchase all or any part of the Premises or the Building or, except as expressly set forth in the Lease, any option to terminate or cancel the Lease.

         4. Tenant currently occupies the Premises described in the Lease and Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state "none"): _______________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

         5. All monthly installments of Basic Rent and Additional Rent has been paid with due through ______________. The current monthly installment of Basic Rent is $________.

         6. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder.

         7. As of the date hereof, there are no existing defenses or offsets, or, to the undersigned's knowledge, claims or any basis for a claim, that the undersigned has against

Landlord and no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.

         8. No rental has been paid more than thirty (30) days in advance and no security deposit has been delivered to Landlord except as provided in the Lease.

         9. If Tenant is a corporation, partnership or other business entity, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises is located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

                                    EXHIBIT G

                            DEPICTION OF OFFER SPACE